UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 20, 2011

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada  89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Caroline Krumel, Vice President of Finance and Principal Accounting Officer

On January 20, 2011, the Board of Directors of PDL BioPharma, Inc. (the “Company”) appointed Caroline Krumel as Vice President of Finance and Principal Accounting Officer, effective January 31, 2011.

In connection with joining the Company, Ms. Krumel entered into an employment offer letter (the “Offer Letter”) with the Company, effective January 6, 2011, to join the Company on January 17, 2011, pending the departure of our current Vice President of Finance and Principal Accounting Officer and Ms. Krumel’s appointment by the Board of Directors.

Before joining the Company, Ms. Krumel most recently served as Vice President, Finance from 2007 to 2010 at VaxGen Inc., a public company focused on the development of vaccinations until a merger transaction with diaDexus, Inc. in 2010. From 2006 to 2007, Ms. Krumel worked for Frank, Rimerman + Co. LLP, one of the largest locally-owned providers of accounting and consulting services in Northern California, as a Senior Associate, where she delivered accounting services for various companies. Prior to 2006, Ms. Krumel worked at Santa Clara University in the Department of Accounting (academic), where she was instrumental in increasing student enrollment in the department’s advanced accounting certificate program.

Ms. Krumel, age 46, is a certified public accountant and holds a Master of Public Management from the University of Maryland at College Park and a Bachelor of Arts in Political Science with honors from the University of North Carolina at Chapel Hill.

Pursuant to the Offer Letter, Ms. Krumel is an at-will employee with an annual salary of $230,000. Ms. Krumel’s annual target bonus opportunity will be equal to 30% of her annual base salary, with the actual amount earned dependent upon Company and individual performance. The Company will provide a housing allowance of $3,000 per month for the duration of Ms. Krumel’s employment. In addition, the Company agreed to reimburse Ms. Krumel up to $10,000 for expenses related to moving proximate to our headquarters in Incline Village, Nevada.

If Ms. Krumel’s employment is terminated by the Company without “Cause,” as defined in the Offer Letter, or she resigns for “Good Reason,” as defined in the Offer Letter, Ms. Krumel will receive a lump sum cash payment equal to 50% of the sum of her annual base salary and target bonus conditioned on her signing a release of all claims against the Company.

The Offer Letter is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of the Offer Letter is qualified in its entirety by reference to Exhibit 10.1.

Departure of Karen Wilson, Vice President of Finance and Principal Accounting Officer

Karen Wilson, our Vice President of Finance and Principal Accounting Officer, will be leaving the Company on January 28, 2011, to return to California. Ms. Wilson, who joined the Company in April 2009, was instrumental in helping the Company accomplish many transition-related goals relating to both the spin-off of Facet Biotech Corporation and the Company’s relocation to Nevada. Ms. Wilson has made a number of significant contributions to the Company, including the winding-up of certain pre-2009 activities and helping establish the infrastructure necessary to facilitate the Company’s accounting and financial reporting going forward. The Company thanks Karen for her numerous contributions and wishes her continued success in her future ventures.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1 99.1	Offer Letter between the Company and Caroline Krumel, dated January 6, 2011 Press Release, dated January 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Christopher Stone
Christopher Stone
Vice President, General Counsel and Secretary

Dated:  January 25, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1 99.1	Offer Letter between the Company and Caroline Krumel, dated January 6, 2011 Press Release, dated January 25, 2011